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                                  EXHIBIT 9(e)

         FORM OF SUB-ADMINISTRATION AGREEMENT BETWEEN SEI FUND RESOURCES
                       AND UNION BANK OF CALIFORNIA, N.A.




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                                     FORM OF
                          SUB-ADMINISTRATION AGREEMENT
                          ----------------------------

         AGREEMENT made this ___ day of _________, 1997, between SEI FUND RESOURCES ("SEI"), a Delaware business trust, and having its principal place of business at 680 East Swedesford Road, Wayne, PA 19087-1658, and UNION BANK OF CALIFORNIA, N.A. (the "Sub-Administrator"), a national banking association having its main office at 475 Sansome Street, P.O. Box 45000, San Francisco, California 94101.

         WHEREAS, SEI has entered into a Management and Administration Agreement, dated February 15, 1997 (the "Management and Administration Agreement"), with HighMark Funds ("HighMark"), a Massachusetts business trust having its principal place of business at 680 East Swedesford Road, Wayne, PA 19087-1658, concerning the provision of management and administrative services for the investment portfolios of HighMark identified on Schedule A hereto, as such Schedule shall be amended from time to time (individually referred to herein as the "Fund" and collectively as the "Funds"); and

         WHEREAS, SEI desires to retain the Sub-Administrator to assist it in performing administrative services with respect to each Fund and the Sub-Administrator is willing to perform such services on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         17. SERVICES AS SUB-ADMINISTRATOR. The Sub-Administrator will assist SEI in providing administrative services with respect to each Fund as may be reasonably requested by SEI from time to time. Such services may include, but are in no way limited to, such clerical, bookkeeping, accounting, stenographic, and administrative services which will enable SEI to more efficiently perform its obligations under the Management and Administration Agreement.

Specific assignments may include:

         (i) With regard to the investment adviser to HighMark, and at the direction of SEI, to:

                  a. advise with regard to various compliance requirements including but not limited to the performance of credit analysis as required by Rule 2a-7 under the Investment Company Act of 1940, as amended (the "1940 Act");

                  b. assist in the preparation of Trustees' compliance reports;

                  c. assist in the resolution of other technical issues of a non-compliance nature; and

                  d.      serve as on-site liaison;








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         (ii)   Gathering of information deemed necessary by SEI to support (a)
         required state regulatory filings (including filings required to be made with California tax, blue sky and bank agencies) and (b) required federal regulatory filings;

         (iii)  Preparation of statistical and research data;

         (iv) Assistance in the preparation of HighMark's Annual and Semi-Annual Reports to Shareholders; and

         (v) Assistance in the gathering of data from the investment advisor to HighMark for inclusion in SEI's periodic reports to the Trustees.

The Sub-Administrator will keep and maintain all books and records relating to its services in accordance with Rule 31a-1 under the 1940 Act.

         18. COMPENSATION; REIMBURSEMENT OF EXPENSES. SEI shall pay the Sub-Administrator for the services to be provided by the Sub-Administrator under this Agreement in accordance with, and in the manner set forth in, Schedule B hereto. In addition, SEI agrees to reimburse the Sub-Administrator for the Sub-Administrator's reasonable out-of-pocket expenses in providing services hereunder.

         19. EFFECTIVE DATE. This Agreement shall become effective with respect to a Fund as of the date first written above (or, if a particular Fund is not in existence on that date, on the date specified in the amendment to Schedule A to this Agreement relating to such Fund or, if no date is specified, the date on which such amendment is executed) (the "Effective Date").

         20. TERM. This Agreement shall continue in effect with respect to a Fund, unless earlier terminated by either party hereto as provided hereunder, until __________, and thereafter shall be renewed automatically for successive one-year terms unless written notice not to renew is given by the non-renewing party to the other party at least 60 days prior to the expiration of the then-current term; provided, however, that after such termination for so long as the Sub-Administrator, with the written consent of SEI, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Either party to this Agreement may terminate such Agreement prior to the expiration of the initial term set forth above by providing the other party with written notice of such termination at least 60 days prior to the date upon which such termination shall become effective. Compensation due the Sub-Administrator and unpaid by SEI upon such termination shall be immediately due and payable upon and notwithstanding such termination. The Sub-Administrator shall be entitled to collect from SEI, in addition to the compensation described under paragraph 2 hereof, the amount of all the Sub-Administrator's cash disbursements for services in connection with the Sub-Administrator's activities in effecting such termination, including without limitation, the delivery to SEI, HighMark, and/or their respective designees of HighMark's property, records, instruments and documents, or any copies thereof. Subsequent to such termination






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for a reasonable fee to be paid by SEI, the Sub-Administrator will provide SEI and/or HighMark with reasonable access to any HighMark documents or records remaining in its possession.

         21. STANDARD OF CARE; RELIANCE ON RECORDS AND INSTRUCTIONS; INDEMNIFICATION. The Sub-Administrator shall use its best efforts to insure the accuracy of all services performed under this Agreement, but shall not be liable to SEI or HighMark for any action taken or omitted by the Sub-Administrator in the absence of bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties. SEI agrees to indemnify and hold harmless the Sub-Administrator, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to the Sub-Administrator's actions taken or nonactions with respect to the performance of services under this Agreement with respect to a Fund or based, if applicable, upon reasonable reliance on information, records, instructions or requests with respect to such Fund given or made to the Sub-Administrator by a duly authorized representative of SEI; provided that this indemnification shall not apply to actions or omissions of the Sub-Administrator in cases of its own bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties, and further provided that prior to confessing any claim against it which may be the subject of this indemnification, the Sub-Administrator shall give SEI written notice of and reasonable opportunity to defend against said claim in its own name or in the name of the Sub-Administrator.

         22. RECORD RETENTION AND CONFIDENTIALITY. The Sub-Administrator shall keep and maintain on behalf of HighMark all books and records which HighMark and the Sub- Administrator are, or may be, required to keep and maintain in connection with the services to be provided hereunder pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act. The Sub-Administrator further agrees that all such books and records shall be the property of HighMark and to make such books and records available for inspection by HighMark, by SEI, or by the Securities and Exchange Commission at reasonable times and otherwise to keep confidential all books and records and other information relative to HighMark and its shareholders; except when requested to divulge such information by duly-constituted authorities or court process.

         23. UNCONTROLLABLE EVENTS. The Sub-Administrator assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

         24. RIGHTS OF OWNERSHIP. All computer programs and procedures developed to perform the services to be provided by the Sub-Administrator under this Agreement are the property of the Sub-Administrator. All records and other data except such computer programs and procedures are the exclusive property of HighMark and all such other records and data will be furnished to SEI and/or HighMark in appropriate form as soon as practicable after termination of this Agreement for any reason.






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         25. RETURN OF RECORDS. The Sub-Administrator may at its option at any time, and shall promptly upon the demand of SEI and/or HighMark, turn over to SEI and/or HighMark and cease to retain the Sub-Administrator's files, records and documents created and maintained by the Sub-Administrator pursuant to this Agreement which are no longer needed by the Sub-Administrator in the performance of its services or for its legal protection. If not so turned over to SEI and/or HighMark, such documents and records will be retained by the Sub-Administrator for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to SEI and/or HighMark unless HighMark authorizes in writing the destruction of such records and documents.

         26. REPRESENTATIONS OF SEI. SEI certifies to the Sub-Administrator that this Agreement has been duly authorized by SEI and, when executed and delivered by SEI, will constitute a legal, valid and binding obligation of SEI, enforceable against SEI in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         27. REPRESENTATIONS OF THE SUB-ADMINISTRATOR. The Sub-Administrator represents and warrants that: (1) the various procedures and systems which the Sub-Administrator has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause of the records and other data of HighMark and the Sub-Administrator's records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of it obligations hereunder, and (2) this Agreement has been duly authorized by the Sub-Administrator and, when executed and delivered by the Sub-Administrator, will constitute a legal, valid and binding obligation of the Sub-Administrator, enforceable against the Sub-Administrator in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         28. INSURANCE. The Sub-Administrator shall notify SEI should any of its insurance coverage be cancelled or reduced. Such notification shall include the date of change and the reasons therefor. The Sub-Administrator shall notify SEI of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify SEI from time to time as may be appropriate of the total outstanding claims made by the Sub-Administrator under its insurance coverage.

         29. NOTICES. Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to SEI at the following address: 680 East Swedesford Road, Wayne, PA 19087-1658, and to the Sub-Administrator at the following address: 475 Sansome Street, P.O. Box 45000, San Francisco, California 94104, or at such other address as either party may from time to time specify in writing to the other party pursuant to this Section.

         30. HEADINGS. Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.




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         31. ASSIGNMENT.  This Agreement and the rights and duties hereunder shall not be assignable with respect to a Fund by either of the parties hereto except by the specific written consent of the other party and with the specific written consent of HighMark.

         32. GOVERNING LAW. This Agreement shall be governed by and provisions shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

[SEAL]                                     SEI FUND RESOURCES

                                           By:_______________________

                                           Title:____________________

                                           UNION BANK OF CALIFORNIA, N.A.

                                           By:_______________________

                                           Title:____________________






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                                                     Dated: As of        , 1997

                                   SCHEDULE A
                       TO THE SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                               SEI FUND RESOURCES
                                       AND
                         UNION BANK OF CALIFORNIA, N.A.

NAME OF FUND
------------

The HighMark U.S. Government Money Market Fund
The HighMark Diversified Money Market Fund
The HighMark 100% U.S. Treasury Money Market Fund
The HighMark California Tax-Free Money Market Fund
The HighMark Balanced Fund
The HighMark Growth Fund
The HighMark Income Equity Fund
The HighMark Bond Fund
The HighMark Value Momentum Fund
The HighMark Blue Chip Growth Fund
The HighMark Emerging Growth Fund
The HighMark International Equity Fund
The HighMark Intermediate-Term Bond Fund
The HighMark Government Securities Fund
The HighMark Convertible Securities Fund
The HighMark California Intermediate Tax-Free Bond Fund

                                            SEI FUND RESOURCES

                                            By: ________________________

                                            Title:______________________

                                            UNION BANK OF CALIFORNIA, N.A.

                                            By: ________________________

                                            Title:______________________



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                                                  Dated: As of ___________, 1997

                                   SCHEDULE B
                       TO THE SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                               SEI FUND RESOURCES
                                       AND
                         UNION BANK OF CALIFORNIA, N.A.

NAME OF FUND                                           COMPENSATION(2)
------------                                           ---------------
The HighMark U.S. Government Money Market Fund         Annual Rate of up to
The HighMark Diversified Money Market Fund             ____one-hundredths (.__%)
The HighMark 100% U.S. Treasury Money Market Fund      of each such Fund's
The HighMark California Tax-Free Money Market Fund     average daily net assets
The HighMark Balanced Fund
The HighMark Growth Fund
The HighMark Income Equity Fund
The HighMark Bond Fund
The HighMark Value Momentum Fund
The HighMark Blue Chip Growth Fund
The HighMark Emerging Growth Fund
The HighMark International Equity Fund
The HighMark Intermediate-Term Bond Fund
The HighMark Government Securities Fund
The HighMark Convertible Securities Fund
The HighMark California Intermediate
 Tax-Free Bond Fund







                                             SEI FUND RESOURCES

                                             By:________________________

                                             Title: ______________________

--------
     2  All fees are computed daily and paid periodically.





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                                              UNION BANK OF CALIFORNIA, N.A.

                                              By:__________________________

                                              Title:_______________________